STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

April 16, 2015

Job Number: C20150416-1254
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20150172659-18	Withdrawal of Designation	1 Pages/1 Copies

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20150416-1254
You may verify this certificate
online at **http://www.nvsos.gov/**

150403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Withdrawal of Certificate of Designation

(PURSUANT TO NRS 78.1955(6))

Filed in the office of	Document Number
Barbara K. Cegavske	20150172659-18
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/16/2015 9:55 AM
	Entity Number E0242752008-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations (Pursuant to NRS 78.1955(6))

1. Name of corporation:

Bitcoin Shop, Inc.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

Pursuant to the provisions of Section 78.1955(6) of the Nevada Revised Statutes, the corporation is authorized to withdraw the Certificate of Designation for its Series C Convertible Preferred Stock filed with the Secretary of State of Nevada on February 5, 2014.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.